Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this [•] day of [•], 2022, by and between Sable Offshore Holdings LLC, a Delaware limited liability company (“Sable”), and the subscriber party set forth on the signature page hereto (“Subscriber”).

WHEREAS, on the date hereof, Sable Offshore Corp., a Texas corporation and wholly owned subsidiary of Sable (“SOC”), has entered into a purchase and sale agreement (the “Purchase Agreement”) with Exxon Mobil Corporation, a New Jersey corporation (“Exxon”), and Mobil Pacific Pipeline Company, a Delaware corporation (“MPPC”, together with Exxon, the “Seller”), pursuant to which SOC shall acquire certain assets (including equity interests) from the Seller (the “Acquisition”);

WHEREAS, in connection with the Acquisition, Subscriber desires to subscribe for and, upon the occurrence of and concurrently with the closing of the Acquisition, to purchase from Sable that number of Sable’s non-voting Class B shares (the “Class B Shares”), set forth on the signature page hereto (the “Acquired Shares”) for a purchase price of $10.00 per share and an aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), in consideration of the payment of the Purchase Price by or on behalf of Subscriber to Sable substantially concurrently with the closing of the Acquisition;

WHEREAS, in connection with the Acquisition, Sable has entered, and expects to enter, into separate subscription agreements (the “Other Subscription Agreements”) with certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) and “accredited investors” (as such term is defined in Rule 501 under the Securities Act), on substantially the same terms as those set forth in this Subscription Agreement, pursuant to which such investors have subscribed for and agreed, or will subscribe for and agree, to purchase Class B Shares on the Closing Date (as defined herein);

WHEREAS, in connection with the Acquisition, the Issuer (as defined herein) may enter into separate subscription agreements (the “Issuer Subscription Agreements”) with certain other “qualified institutional buyers” and “accredited investors” on substantially the same terms as those set forth in this Subscription Agreement (but, for the avoidance of doubt, with revisions to reflect that the Issuer is entering into such subscription agreements and is issuing Issuer Class A Common Stock (as defined herein) directly), pursuant to which such investors will subscribe for and agree to purchase shares of Issuer Class A Common Stock on the Closing Date; and

WHEREAS, the aggregate number of Class B Shares to be sold by Sable pursuant to this Subscription Agreement and the Other Subscription Agreements and shares of Issuer Class A Common Stock to be sold by the Issuer pursuant to the Issuer Subscription Agreements will not exceed 40.0 million.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and Sable hereby agrees to issue and sell to Subscriber, the Acquired Shares at the Closing in consideration for the payment of the Purchase Price to Sable or its designee (such subscription and issuance, the “Subscription”).

2. Closing.

(a) The closing of the Subscription contemplated hereby (the “Subscription Closing”) is contingent upon the substantially concurrent consummation of the Acquisition and shall occur substantially concurrently therewith. Not less than three (3) business days prior to the scheduled closing date of the Acquisition (the “Closing Date”), Sable shall provide written notice to Subscriber (the “Closing Notice”) of (i) such Closing Date and (ii) the wire instructions for delivery of the Purchase Price. On the Closing Date, Sable shall deliver, or cause to be delivered, to Subscriber (A) the Acquired Shares in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (B) a copy of the records of Sable showing Subscriber as the owner of the Acquired Shares on and as of the Closing Date. No less than two (2) business days prior to the Closing Date, Subscriber shall deliver to Sable (1) the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by Sable in the Closing Notice, such funds to be held in escrow until the Subscription Closing, (2) if Sable notifies Subscriber in the Closing Notice that Sable does not intend to consummate the Business Combination (as defined herein), a duly executed counterpart of the limited liability company agreement of Sable enclosed herewith (the “Limited Liability Company Agreement”), and (3) such information as is reasonably requested in the Closing Notice in order for Sable to cause the Acquired Shares to be issued and delivered to Subscriber. In the event the closing of the Acquisition does not occur within one (1) business day of the Closing Date, unless otherwise agreed to in writing by Sable and the Investor, Sable shall promptly (but not later than one (1) business day thereafter) return the Purchase Price to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed cancelled; provided, that unless this Subscription Agreement has been terminated pursuant to Section 6 hereof, such return of the Purchase Price shall not terminate the Subscription Agreement or relieve the Subscriber of its obligation to purchase the Acquired Shares at the Subscription Closing following the Company’s delivery to Subscriber of a new Closing Notice. Prior to the Closing Date, Subscriber shall deliver to Sable a duly completed and executed Internal Revenue Service Form W-9 or appropriate Internal Revenue Service Form W-8.

(b) In addition to the conditions set forth in Section 2(a), the Subscription Closing shall be subject to the satisfaction (or waiver (to the extent legally permissible) in writing by the party having the benefit of the applicable condition) of the conditions that, on the Closing Date:

(i) Solely with respect to Sable, the representations and warranties made by Subscriber in this Subscription Agreement shall be true and correct in all material respects as of the Subscription Closing (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects), in each case without giving effect to the consummation of the Acquisition or the Business Combination;

(ii) Solely with respect to Subscriber, the representations and warranties made by Sable in this Subscription Agreement (other than the representations and warranties set forth in Section 3(b), Section 3(d) and Section 3(h)) shall be true and correct in all material respects as of the Subscription Closing (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects), and the representations and warranties made by Sable set forth in Section 3(b), Section 3(d) and Section 3(h) shall be true and correct in all respects as of the Subscription Closing (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all respects as of such date) in each case without giving effect to the consummation of the Acquisition or Business Combination;

(iii) solely with respect to Subscriber, Sable shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Subscription Closing;

(iv) solely with respect to Sable, Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Subscription Closing;

(v) there shall not be any law or order of any governmental authority having jurisdiction restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Subscription Agreement;

(vi) no suspension of the qualification of the Acquired Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred; and

(vii) all conditions precedent to the closing of the Acquisition shall have been satisfied or waived (other than those conditions that may only be satisfied at the closing of the Acquisition, but subject to satisfaction of such conditions as of the closing of the Acquisition).

(c) At the Subscription Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Subscription Agreement.

3. Representations and Warranties of Sable. Sable represents and warrants to Subscriber that:

(a) Sable has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with entity power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) As of the Subscription Closing, the Acquired Shares shall have been duly authorized and, when issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement, the Acquired Shares will be validly issued, fully paid and, except as required to the contrary by the Delaware Limited Liability Company Act, non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Sable’s certificate of formation and limited liability company agreement or under the laws of the State of Delaware.

(c) There are no securities or instruments issued by or to which Sable is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares or (ii) the Class B Shares to be issued pursuant to the Other Subscription Agreements.

(d) This Subscription Agreement has been duly authorized, executed and delivered by Sable and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(e) The execution, delivery and performance of this Subscription Agreement, and the consummation of the transactions contemplated hereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of Sable pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Sable is a party or by which Sable is bound or to which any of its property or assets is subject; (ii) the organizational documents of Sable; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Sable or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations, condition (including financial condition) or results of operations of Sable or materially and adversely affect the validity of the Acquired Shares or the legal authority or ability of Sable to perform in any material respects its obligations hereunder (a “Sable Material Adverse Effect”).

(f) Sable is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of Sable, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, Sable is a party or by which Sable’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Sable or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Sable Material Adverse Effect.

(g) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4, Sable is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Sable of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of a Notice of Exempt Offering of Securities on Form D with the Securities and Exchange Commission (the “Commission”) under Regulation D under the Securities Act, and (iii) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Sable Material Adverse Effect.

(h) Sable has two classes of membership interests: voting Class A shares (“Class A Shares”) and non-voting Class B Shares. As of the date hereof: (i) 3.0 million Class A Shares and no Class B Shares were issued and outstanding; and (ii) no membership interests were subject to issuance upon exercise of outstanding options or warrants.

(i) Sable has not received any written communication from a governmental entity that alleges that Sable is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably likely to have a Sable Material Adverse Effect.

(j) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by Sable to Subscriber.

(k) Neither Sable nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Acquired Shares.

(l) Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Sable Material Adverse Effect, there is no proceeding pending, or, to Sable’s knowledge, threatened against Sable or any judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Sable.

(m) Except for placement fees payable to each Financial Advisor (as defined herein), Sable has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Acquired Shares, including, for the avoidance of doubt, any fee or commission payable to any equityholder or affiliate of Sable.

(n) Except as provided in this Subscription Agreement and the Other Subscription Agreements, none of Sable, its subsidiaries or any of their affiliates, nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Acquired Shares under the Securities Act, whether through integration with prior offerings or otherwise.

(o) As of the Subscription Closing, Sable has taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under its organizational documents or the laws of the jurisdiction of its formation which is or could become applicable to Subscriber as a result of Sable’s issuance of the Acquired Shares and Subscriber’s ownership of the Acquired Shares. Sable has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Sable’s equity or a change in control of Sable or any of its subsidiaries.

(p) Neither Sable nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does Sable or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Sable and its subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Subscription Closing, will not be Insolvent (as defined below). For purposes hereof, “Insolvent” means, with respect to any person, (i) the present fair saleable value of such person’s assets is less than the amount required to pay such person’s total indebtedness, (ii) such person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

4. Subscriber Representations and Warranties. Subscriber represents and warrants that:

(a) Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, which is a State, territory or possession of the United States or the District of Columbia (or in the case of an individual, is a citizen of the United States), with power and authority (or in the case of an individual, the legal capacity) to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) This Subscription Agreement has been duly authorized, executed and delivered by Subscriber and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c) The execution, delivery and performance by Subscriber of this Subscription Agreement, including the consummation of the transactions contemplated hereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the legal authority or ability of the Subscriber to perform in any material respects its obligations hereunder.

(d) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares, unless such newly formed entity is an entity in which all of the equity owners are “accredited investors” (within the meaning of Rule 501(a) under the Securities Act).

(e) Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to Sable or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entries representing the Acquired Shares shall contain a legend to such effect. Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Acquired Shares will be subject to transfer restrictions set forth in the Limited Liability Company Agreement of Sable and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time, and that any certificates or book entries representing the Acquired Shares shall contain a legend to such effect. Subscriber understands and agrees that there is no public market for the Class B Shares, that Sable does not currently intend to apply for listing of the Class B Shares on any securities exchange and that Sable is not obligated to establish a trading market for the Class B Shares. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

(f) Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from Sable. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by Sable or any of its officers, managers or representatives, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

(g) Subscriber understands and acknowledges that Sable may enter into an agreement (the “SPAC Agreement”) with Flame Acquisition Corp., a Delaware corporation (the “Issuer”), pursuant to which, substantially concurrently with the closing of the Acquisition, Sable will merge with the Issuer, such that the Issuer will be the surviving entity of Sable (the “Business Combination”), and that in such event, upon the closing of the Business Combination, the Acquired Shares purchased by Subscriber hereto shall be an equivalent number of shares the Issuer’s Class A common stock, par value $0.0001 per share (“Issuer Class A Common Stock”); provided, however, that Subscriber acknowledges and agrees that (i) Sable is under no obligation to enter into the SPAC Agreement or to consummate the Business Combination and (ii) Subscriber’s obligations hereunder are in no way contingent upon Sable entering into the SPAC Agreement or consummating the Business Combination. If Sable enters into the SPAC Agreement and consummates the Business Combination, then Subscriber covenants and agrees that it will consent to and raise no objections to entry into the SPAC Agreement and consummation of the Business Combination.

(h) Subscriber represents and warrants that its acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(i) In making its decision to purchase the Acquired Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to Sable and the Acquisition and, if applicable, the Business Combination. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares. Subscriber acknowledges and agrees that it has not relied on any Financial Advisor or any affiliate of a Financial Advisor with respect to its decision to purchase the Acquired Shares. Subscriber further acknowledges that there have been no, and in purchasing the Acquired Shares Subscriber is not relying on any, representations, warranties, covenants or agreements made to Subscriber by the Financial Advisors or any of their respective affiliates or any control persons, officers, directors, partners, agents or representatives of any of the foregoing, or any other person or entity, expressly or by implication.

(j) Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and Sable or by means of contact from Jefferies LLC, Cowen and Company, LLC, or Intrepid Partners, LLC, acting as financial advisors for Sable (the “Financial Advisors”), and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and Sable or by contact between Subscriber and a Financial Advisor. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means.

(k) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

(l) Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber, and Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in Sable. Subscriber acknowledges specifically that a possibility of total loss exists.

(m) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

(n) Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any other Executive Order issued by the President of the United States and administered by OFAC (collectively “OFAC Lists”), (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC

List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

(o) If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) neither Sable, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Acquired Shares; (ii) the decision to invest in the Acquired Shares has been made at the recommendation or direction of an “independent fiduciary” (“Independent Fiduciary”) within the meaning of US Code of Federal Regulations 29 C.F.R. section 2510.3 21(c), as amended from time to time (the “Fiduciary Rule”) who is (1) independent of the Transaction Parties; (2) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (3) is a fiduciary (under ERISA and/or section 4975 of the Code) with respect to Subscriber’s investment in the Acquired Shares and is responsible for exercising independent judgment in evaluating the investment in the Acquired Shares; and (4) is aware of and acknowledges that none of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in the Acquired Shares.

(p) Subscriber has, and at the Subscription Closing will have, sufficient funds to pay the Purchase Price.

(q) Subscriber acknowledges and agrees that neither the Financial Advisors, nor any of their respective affiliates, has provided Subscriber with any information or advice with respect to the Acquired Shares nor is such information or advice necessary or desired. Neither the Financial Advisors nor any of their respective affiliates has made or makes any representation as to Sable, the Issuer, SOC or the quality or value of the Acquired Shares. Further, the Financial Advisors and any of their respective affiliates may have acquired non-public information with respect to Sable, the Issuer or SOC, which Subscriber agrees need not be provided to it. On behalf of itself and its affiliates, Subscriber (i) acknowledges that the Financial Advisors shall not have any liability or any obligation to Subscriber or its affiliates in respect of this Subscription Agreement or the transactions contemplated hereby including, but not limited to, any action heretofore or hereafter taken or omitted to be taken by any of them in connection with Subscriber’s purchase of the Acquired Shares and (ii) releases each Financial Advisor in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to this Subscription Agreement or the transactions contemplated hereby.

(r) Subscriber acknowledges and agrees that it has not received any recommendation with respect to the Subscription from the Financial Advisors and thus will not be deemed to form a relationship with the Financial Advisors in connection with the Subscription that would require the Financial Advisors to treat Subscriber as a “retail customer” for purposes of Regulation Best Interest pursuant to Rule 11-1 of the Exchange Act, or a “retail investor” for purposes of Form CRS pursuant to Rule 17a-14 of the Exchange Act. Accordingly, Subscriber acknowledges and agrees that it is not entitled to the protections or disclosures required by Regulation Best Interest or Form CRS with respect to the Subscription.

(s) Subscriber acknowledges and agrees that the Financial Advisors, and their respective affiliates, are acting solely as placement agents in connection with the Subscription and are not acting as underwriters or in any other capacity and are not and shall not be construed as a financial advisor, tax advisor or fiduciary for Subscriber, the Issuer or any other person or entity in connection with the Subscription; provided however, that the Financial Advisors are acting as financial advisors for Sable in connection with the Transaction.

(t) Subscriber acknowledges that no disclosure or offering document has been prepared by the Financial Advisors or any of their respective affiliates in connection with the offer and sale of the Acquired Shares.

(u) Subscriber acknowledges that it has not relied on the Financial Advisors in connection with its determination as to the legality of its acquisition of the Acquired Shares or as to the other matters referred to herein, and the Subscriber has not relied on any investigation that the Financial Advisors, any of their affiliates or any person acting on their behalf have conducted with respect to the Acquired Shares, Sable, SOC or the Issuer. Subscriber further acknowledges that it has not relied on any information contained in any research reports prepared by the Financial Advisors or any of their affiliates.

(v) Subscriber represents and warrants that its acquisition of the Acquired Shares will not, when aggregated with any stock of Sable or of the Issuer acquired by Subscriber (or deemed to have been acquired pursuant to the attribution rules of Section 318(a) of the Code) during the 12-month period immediately preceding the Closing Date, represent 20% or more of the total voting power of the stock of the Issuer as of the Closing Date after giving effect to the consummation of the Business Combination.

5. Registration Rights.

(a) Sable agrees that, if the Business Combination is consummated, it will cause the Issuer to use commercially reasonable efforts to, within thirty (30) calendar days after the closing date of the Business Combination (the “Filing Date”), file with the Commission (at the Issuer’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the shares of Issuer Class A Common Stock constituting the Acquired Shares as a result of the consummation of the Business Combination (the “Issuer Class A Shares”), and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day (or 120th calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the closing date of the Business Combination and (ii) the tenth business day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Issuer’s obligations to include the Issuer Class A Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of the Issuer Class A Shares as shall be reasonably requested by the Issuer to effect the registration of the Issuer Class A Shares, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided that Subscriber shall not in connection with the foregoing be required to execute any new lock-up or similar agreement with the Issuer on the ability to transfer the Issuer Class A Shares. Any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 5.

(b) In the case of the registration, qualification, exemption or compliance effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense the Issuer shall:

(i) except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Subscriber ceases to hold any Issuer Class A Shares, (ii) the date all Issuer Class A Shares held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) two years from the Effective Date of the Registration Statement. The period of time during which the Issuer is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii) advise Subscriber within five (5) business days:

(1) when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Issuer Class A Shares included therein for sale in any jurisdiction; and

(4) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (1) through (4) above constitutes material, nonpublic information regarding the Issuer;

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated above, except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Issuer Class A Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Issuer Class A Shares to be listed on each securities exchange or market, if any, on which the Issuer Class A Common Stock issued by the Issuer has been listed; and

(vi) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Issuer Class A Shares contemplated hereby and to enable Subscriber to sell the Issuer Class A Shares under Rule 144.

(c) Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, (i) during any customary blackout or similar period, (ii) if any information (e.g., compensation data) is not readily available and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, (iii) at any time the Issuer is required to file a post-effective amendment to the Registration Statement and the Commission has not declared such amendment effective and (iv) if the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Issuer’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Issuer Class A Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law or subpoena. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Issuer Class A Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Issuer Class A Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(d) Indemnification.

(i) Sable agrees to cause the Issuer to indemnify, to the extent permitted by law, Subscriber, its directors and officers and agents and each person who controls Subscriber (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Issuer by Subscriber expressly for use therein.

(ii) In connection with any Registration Statement in which Subscriber is participating, Subscriber shall furnish to the Issuer in writing such information and affidavits as the Issuer reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Issuer, its directors and officers and agents and each person who controls the Issuer (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by Subscriber expressly for use therein; provided, however, that the liability of Subscriber shall be several and not joint with any other holders of Issuer Class A Common Stock and shall be in proportion to and limited to the net proceeds received by Subscriber from the sale of Issuer Class A Shares pursuant to such Registration Statement.

(iii) Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities.

(v) If the indemnification provided under this Section 5(e) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 5(e)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5(e) from any person who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding anything to the contrary in this Subscription Agreement, this Section 5 shall be of no force and effect unless and until the closing of the Business Combination is consummated.

6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Purchase Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, or (c) if the Subscription Closing is not consummated on or before July 31, 2023; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Sable shall notify Subscriber of the termination of the Purchase Agreement promptly after the termination of such agreement.

7. Trust Account Waiver. Subscriber acknowledges that the Issuer is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Issuer and one or more businesses or assets. Subscriber further acknowledges that, as described in the Issuer’s final prospectus relating to its initial public offering dated February 24, 2021 (the “IPO Prospectus”) available at www.sec.gov, the Issuer’s sole assets consist of the cash proceeds of the Issuer’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Issuer, its public stockholders and certain parties (including the underwriters of the Issuer’s initial public offering). Except with respect to interest earned on the funds held in the Trust Account that may be released to the Issuer to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. For and in consideration of Sable entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its affiliates and representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they had, have or may have in the future as a result of, or arising out of, this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby, the Acquired Shares or any Issuer Class A Shares, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. Subscriber acknowledges and agrees that it shall not have any redemption rights with respect to any Issuer Class A Shares pursuant to the Issuer’s certificate of incorporation in connection with the Business Combination or any other business combination, any subsequent liquidation of the Trust Account or the Issuer or otherwise. In the event Subscriber has any claim against the Issuer as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby, the Acquired Shares or any Issuer Class A Shares, it shall pursue such claim solely against the Issuer and its assets outside the Trust Account and not against the Trust Account or any monies or other assets in the Trust Account.

8. Covenants.

(a) Sable’s Covenants.

(i) Except as contemplated herein, Sable, its subsidiaries and their respective affiliates shall not, and shall cause any person acting on behalf of any of the foregoing to not, take any action or steps that would require registration of the issuance of any of the Acquired Shares under the Securities Act.

(ii) With a view to making available to Subscriber the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit Subscriber to sell securities of Sable to the public without registration, Sable agrees, until the Acquired Shares are registered for resale under the Securities Act, to:

(1) make and keep public information available, as those terms are understood and defined in Rule 144;

(2) file with the Commission in a timely manner all reports and other documents required of Sable under the Securities Act and the Exchange Act if Sable becomes, and for so long as Sable remains, subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(3) furnish to Subscriber so long as it owns Acquired Shares, promptly upon request, (x) an electronic statement by Sable, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) an electronic copy of the most recent annual or quarterly report of Sable and such other reports and documents so filed by Sable and (z) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.

(iii) The legend described in Section 4(e) relating to securities law transfer restrictions shall be removed and Sable shall issue a certificate without such legend to the holder of the Acquired Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such Acquired Shares are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides Sable with an opinion of counsel, in a form reasonably acceptable to Sable, to the effect that such sale, assignment or transfer of the Acquired Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) the Acquired Shares can be sold, assigned or transferred pursuant to Rule 144. Sable shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

(b) Subscriber’s Covenants. Subscriber hereby agrees that, until the first anniversary of the Closing Date, Subscriber shall not acquire (or be deemed to acquire pursuant to the attribution rules of Section 318(a) of the Code) stock of the Issuer that, when aggregated with stock of the Issuer already owned by Subscriber (or be deemed to own pursuant to the attribution rules of Section 318(a) of the Code), represents 20% or more of the voting power of the stock of the Issuer.

9. Miscellaneous.

(a) Each party hereto acknowledges that the other party and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Subscription Closing, Subscriber agrees to promptly notify Sable (which agrees to then promptly notify Issuer and the Financial Advisors) if any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. Subscriber and Sable further acknowledge and agree that each of the Financial Advisors is a third-party beneficiary with the right to enforce Section 3, Section 4 and Section 9 of this Subscription Agreement on its behalf and not, for the avoidance of doubt, on behalf of Sable or the Issuer, and that each of the Financial Advisors will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber and Sable contained in this Subscription Agreement. Subscriber and Sable further acknowledge and agree that the Issuer is a third-party beneficiary with the right to enforce Section 7 and Section 9 of this Subscription Agreement on its behalf.

(b) Sable, Subscriber and the Financial Advisors (with respect to Section 3, Section 4 and Section 9 hereof) are entitled to rely upon this Subscription Agreement and are irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. The Financial Advisors are entitled to rely upon the acknowledgments, understandings, agreements, representations and warranties made by Subscriber and Sable in this Subscription Agreement.

(c) Subscriber may not assign this Subscription Agreement and any of Subscriber’s rights and obligations hereunder without the prior consent of Sable. Subject to the foregoing, Subscriber’s permitted assignee(s) agrees to be bound by the terms hereof. Upon such permitted assignment by Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations provided for herein to the extent of such assignment. Neither this Subscription Agreement nor any rights that may accrue to Sable or the Issuer (as applicable) hereunder or any of Sable’s or the Issuer’s respective obligations may be transferred or assigned (except in connection with the Business Combination).

(d) All the agreements, covenants, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Subscription Closing.

(e) Sable may request from Subscriber such additional information as Sable may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that, that upon receipt of such additional information, Sable shall be allowed to convey such information to each Financial Advisor and such Financial Advisor shall keep the information confidential, except as may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request.

(f) This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

(g) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successor and assigns.

(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. For the avoidance of doubt, upon the consummation of the Business Combination, if ever, the Issuer shall assume this Subscription Agreement and shall succeed to all of Sable’s rights and obligations hereunder except as otherwise expressly set forth herein.

(i) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j) This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k) Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated by this Subscription Agreement.

(l) Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, or emailed, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (c) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

if to Subscriber, to such address or addresses set forth on the signature page hereto; and

if to Sable, to:

Sable Offshore Holdings LLC

700 Milam Street, Suite 3300

Houston, Texas 77002

Attn: Anthony C. Duenner

Phone: 713-579-8023

Email: aduenner@sableminerals.com

(m) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(n) This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND, IF SUCH FEDERAL COURT DOES NOT HAVE JURISDICTION, THE COURTS OF THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH FEDERAL OR DELAWARE STATE COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9(l) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, FINANCIAL ADVISOR, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9(n).

[Signature Pages Immediately Follow]

IN WITNESS WHEREOF, each of Sable and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

SABLE OFFSHORE HOLDINGS LLC

By:
Name:
Title:

Date:    [•], 2022

Signature Page to Subscription Agreement

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name: Title:	Name: Title:

Date: , 2022

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different)

Email Address: _______________________
If there are joint investors, please check one:
☐ Joint Tenants with Rights of Survivorship
☐ Tenants-in-Common
☐ Community Property
Subscriber’s EIN: ____________________	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:
Attn:	Attn:

Telephone No.: ______________________	Telephone No.: ______________________

Facsimile No.: _______________________	Facsimile No.: _______________________

Aggregate Number of Acquired Shares subscribed for:

Aggregate Purchase Price: $ _______________.

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by Sable in the Closing Notice.

Signature Page to Subscription Agreement

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

	1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

	2.	☐ We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

	1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

	2.	☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

	☐	is:

	☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of Sable or the Issuer or acting on behalf of an affiliate of Sable or the Issuer.

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

Schedule A-1

Schedule A-1

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

ENTITY

☐ Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐ Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934;

☐ Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act;

☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐ Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii).

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above and below tests.

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

Schedule A-2

INDIVIDUAL

☐ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer.

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

Schedule A-3